AITX Announces Strategic Capital Realignment to Support Long-Term Objectives

Detroit, Michigan, February 23, 2026 - Artificial Intelligence Technology Solutions, Inc., (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced a coordinated capital structure initiative following Board of Directors approval and prior shareholder authorization. The initiative includes an increase in authorized common shares and the pending implementation of the Company's previously approved reverse stock split, currently under review by FINRA. Management views these actions as deliberate steps to align the Company's share structure with its long-term growth trajectory, institutional positioning objectives, and broader market advancement strategy.

Pursuant to previously obtained majority shareholder consent and Board approval, the Company filed a Certificate of Amendment to increase its authorized common shares from 27.5 billion to 31.3 billion. This increase is intended to provide the Company with the necessary liquidity and financial flexibility for ongoing business operations and strategic execution.  The Company expressly notes that if the reverse stock split is implemented during the effective period of this increase, the authorized share expansion will be withdrawn. Following completion of the reverse stock split, the Board expects to evaluate the Company's authorized share structure and may consider appropriate adjustments, including potential reductions, subject to applicable approvals.

The authorized share increase is intended to support broader capital structure initiatives and provide flexibility for ongoing business operations, strategic execution, and potential institutional financing discussions. Management believes maintaining structural flexibility during this transitional phase is prudent as the Company continues to pursue uplisting objectives and strengthen its overall market positioning. The Company emphasizes that authorized shares do not equate to issued shares, and any future issuance would remain subject to Board oversight and strategic necessity.

The Company has submitted its previously approved reverse stock split to FINRA for processing and the filing remains pending review. The reverse split is expected to reposition the Company's share structure in alignment with higher trading tier eligibility standards and broader capital market objectives. Upon completion, the Company intends to promptly evaluate its authorized share framework to ensure continued alignment with its operational scale, growth plans, and market advancement strategy.

"These actions reflect a deliberate management approach to our capital structure management aligned with the Company's next phase of growth," said Steve Reinharz, CEO/CTO and founder of AITX. "Our objective remains on disciplined execution and attaining positive cash flow, which we are targeting for a May time frame. We are aggressively managing our expenses while our sales funnel continues to reach increased levels."

The Company invites investors and interested parties to review its corporate profile, available at www.aitx.ai/request-aitx-company-profile/.

About Artificial Intelligence Technology Solutions, Inc. (AITX)
AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. Further note that the statements regarding attaining positive cash flow by May 2026 represent management's current internal objectives and are not a guarantee of financial results, which are subject to, among other things, the Company's ability to convert its current sales funnel into binding contracts and related revenue and successfully implementing cost-reduction and expense-management initiatives. Further, the proposed reverse stock split and authorized share recalibration are subject to regulatory processing by FINRA and other agencies, the timing of which is outside the Company's direct control. There is no assurance that the reverse split will result in a sustained increase in the stock price or meet requirements for higher-tier trading eligibility. The Board's intention to withdraw the authorized share expansion is conditional upon the effective timing of the reverse split. Also note that the authorized shares do not equate to issued shares; however, future issuances may result in shareholder dilution.

The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/